Exhibit 99.1

Wellgistics Health Achieves Stability in First-Half 2025 and Executes Growth Initiatives

TAMPA, FLORIDA / ACCESS Newswire / August 20, 2025 / Wellgistics Health, Inc. (NASDAQ:WGRX) (“Wellgistics Health” or the “Company”), a leader in next-generation pharmaceutical distribution, digital prescription routing, and AI-powered hub fulfillment, today announced financial results for the second fiscal quarter ended June 30, 2025.

Financial Results

Revenue on a pro forma basis, which reflects results as if Wellgistics’ distribution operations had been part of the Company for the full comparable periods, was $18.65 million in the first half of 2025 compared to $18.25 million in the first half of 2024.

“This quarter marks an inflection point where disciplined execution and balance sheet improvements begin to align with our long-term growth strategy, setting the stage for results that extend far beyond today’s numbers,” said Mark DiSiena, Chief Financial Officer. “We are reshaping the company into a more resilient, technology-driven, and innovative organization.”

Transformational Progress Since IPO

Since completing its initial public offering in February 2025, Wellgistics Health has executed a disciplined operational approach anchored around three core initiatives:

Operational Integration

●	Consolidated Wellgistics LLC and Wood Sage LLC into a single, performance-driven platform.

●	Reduced SG&A and streamlined staffing to drive operational efficiency.

●	Upgraded ERP system to create real-time visibility, tighter controls, and scalable infrastructure to support rapid growth.

Governance & Balance Sheet

●	Appointed UHY LLP, a PCAOB-registered top 20 global audit network, which successfully completed its review of Q2 financial statements.

●	Advanced SOC 2 certification, underscoring commitment to operational excellence.

●	Consolidated and converted $10.1 million of debt into common stock equity (including $8.6 million after June 30), materially improving balance sheet flexibility.

Growth

●	Advanced AI-driven prescription routing and filtering technology.

●	Further developed the C-Suite and management team with best-in-class leadership.

●	Expanded manufacturer and pharmacy partnerships, strengthening national reach.

Positioned for Direct-to-Patient Leadership

Leveraging its network of more than 6,500 independent pharmacies and 200 manufacturers, Wellgistics Health is scaling manufacturer-to-patient (DTP) programs in therapeutic areas such as diabetes, weight loss, chronic pain, sleep disorders, and men’s and women’s health. As policymakers and payors intensify efforts to drive affordability, the DTP model is gaining traction as a faster, smarter, and more transparent channel.

CEO Commentary

“Wellgistics Health is positioned to expand access through direct-to-patient delivery models,” said Brian Norton, Chief Executive Officer. “We’ve built the infrastructure, strengthened the balance sheet, and continue to expand our national network of pharmacies and manufacturers. Our focus now is closing strategic funding to accelerate growth as we deliver a faster, smarter, and more direct path to patients while keeping community pharmacies at the center of care.”

See our current 10-Q filing : [click here]

About Wellgistics Health

Wellgistics Health delivers medications from manufacturer to patient-faster, smarter, and more affordably. Its integrated platform connects more than 6,500 independent pharmacies and 200 U.S. manufacturers, offering wholesale distribution, digital prescription routing, and AI-driven hub services such as eligibility, adherence, onboarding, prior authorization, and cash-pay fulfillment. As a PBM-agnostic alternative, Wellgistics Health provides compliant, end-to-end solutions designed to restore access, transparency, and trust in U.S. healthcare.

Forward-Looking Statements

This press release may contain forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When Wellgistics Health uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. These forward-looking statements include, without limitation, statements regarding Wellgistics Health’s strategy and descriptions of its future operations, prospects, and plans. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from Wellgistics Health’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, market conditions and other risks detailed in our reports and statements filed with the SEC. Investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in Wellgistics Health’s filings with the SEC, available at www.sec.gov.

Media Contact: media@wellgisticshealth.com

Investor Relations: investors@wellgisticshealth.com

Investor Relations Contact:

Skyline Corporate Communications Group, LLC

Scott Powell, President

1177 Avenue of the Americas, 5th Floor

New York, NY 10036

Office: (646) 893-5835

Email: info@skylineccg.com

SOURCE: Wellgistics Health, Inc.